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                                                                    Exhibit 10.7


                              DYNATECH CORPORATION
                        SUPPLEMENTAL 401(K) SAVINGS PLAN

WHEREAS, Dynatech Corporation (the "Company") heretofore adopted the Dynatech Corporation Supplemental 401(k) Savings Plan (the "Plan"); and

WHEREAS, the Company reserved the right to amend the Plan; and

WHEREAS, the Company desires to amend the Plan;

NOW, THEREFORE, the Plan is amended, effective as of April 1, 1997, to read in its entirety as follows:


SECTION 1.        PURPOSE OF PLAN

The purpose of the Dynatech Corporation Supplemental 401(k) Savings Plan (the "Plan") is to permit certain executives of Dynatech Corporation (the "Company") to elect to defer receipt of a portion of their annual compensation in supplement to their pre-tax contributions made to the Dynatech Corporation 401(k) Savings Plan (the "401(k) Plan").

The Plan is intended to qualify as an unfunded, deferred compensation plan for a select group of management or highly compensated employees under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

The obligation of the Company to make payments under the Plan constitutes solely an unsecured (but legally enforceable) promise of the Company to make such payments, and no person, including any employee, shall have any lien, prior claim or other security interest in any property of the Company as a result of this Plan. Rather, any employee participating in the Plan shall have the status of a general unsecured creditor of the Company. It is the intention of the parties hereunder that the Plan be unfunded for tax purposes and for purposes of Title I of ERISA. The Company shall be the sole owner and beneficiary of any account provided for hereinbelow and any property used to measure such account shall remain the sole and exclusive property of the Company.


SECTION 2.        ELIGIBLE EMPLOYEES

All employees currently eligible to participate in the Plan shall continue to be eligible, subject to the following provisions of the Plan. The Company's 401(k) Advisory Committee shall designate the employees of the Company eligible to participate in the Plan for any subsequent year.





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SECTION 3.        ACCOUNTS

The Company shall establish and maintain on its books with respect to each Participant a separate account which shall record (a) amounts of income deferred by the Participant under the Plan pursuant to the Participant's election, (b) any Company matching contributions made on his or her behalf pursuant to Section 7, and (c) the allocation of investment experience.


SECTION 4.        ELECTION TO DEFER COMPENSATION

Any participant enumerated under Schedule A may elect to defer a specified percentage of his or her "Compensation" (as hereinafter defined) for a calendar year. Any election so made shall be binding for the next following calendar year, and must be renewed or revised on or before November 30 for the next succeeding calendar year.

The amount of Compensation to be deferred by any such Participant under the Plan shall be equal to the difference between (a) the percentage of the Participant's Compensation elected hereunder (not to exceed fifteen (15) percent) and (b) the lesser of the amount of Compensation allowed as an employee deferral under the 401(k) Plan as a result of Internal Revenue Code (the "Code") imposed limitations for the year, or as a result of limitations imposed under the 401(k) Plan for such year.

Notwithstanding the foregoing provisions of this Section 4, any Participant enumerated under Schedule B may elect to defer receipt of all or any portion of any bonus paid by the Company on his behalf for any calendar year. Any election so made shall be binding for the next following calendar year, and must be renewed or revised on or before November 30 for the next succeeding calendar year.


SECTION 5.        COMPENSATION

Compensation shall mean the compensation paid to a Participant by the Company for the calendar year, as reflected in the Participant's Form W-2, but exclusive of any noncash compensation, stock options and any compensation received prior to becoming a Participant in the Plan. Compensation shall include any amounts deferred under a salary reduction agreement pursuant to the 401(k) Plan or under a "cafeteria plan" (within the meaning of Section 125 of the Code) maintained by the Company.


SECTION 6.        MANNER OF ELECTION

Any election made by a Participant pursuant to this Plan shall be made in writing by executing such form(s) as the Company shall from time to time prescribe.

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SECTION 7.        COMPANY MATCHING CONTRIBUTIONS

For the 1997 calendar year, the Company shall allocate to the account of each Participant who is employed by the Company as of March 31, 1997 an amount equal to the difference between (i) fifty percent (50%) of the first six percent (6%) of the Participant's Compensation deferred under both this Plan and the 401(k) Plan from January 1, 1997 to March 31, 1997 and (ii) the Company matching contribution made on his behalf under the 401(k) Plan for such period. In addition, the Company shall allocate to the account of each Participant who is employed by the Company as of the last day of such calendar year (December 31, 1997) an amount equal to the difference between (i) one hundred percent (100%) of the first five percent (5%) of the Participant's Compensation deferred under both this Plan and the 401(k) Plan from April 1, 1997 to December 31, 1997 and
(ii) the Company matching contribution made on his behalf under the 401(k) Plan for such period.

As of the last day of any subsequent calendar year, the Company shall allocate to the account of each Participant who is employed by the Company as of that date an amount equal to the difference between (a) one hundred percent (100%) of the first five percent (5%) of the Participant's Compensation deferred under both this Plan and the 401(k) Plan for the applicable year and (b) the Company matching contribution made on his behalf under the 401(k) Plan for such year.


SECTION 8.        INVESTMENT OF ACCOUNTS

Each Participant's account shall be invested in the mutual fund or funds from time to time designated by the Company. Such funds shall be identified on Schedule C attached hereto. The investment of a Participant's account hereunder shall, to the extent practicable, coincide with the investment of the Participant's account under the 401(k) Plan.

The fair market value of each Participant's account under the Plan shall be established as of the close of each business day, using the closing share price of the mutual fund or funds in which the Participant's account is so invested.


SECTION 9.        PAYMENT OF A PARTICIPANT'S ACCOUNT

If a Participant terminates employment with the Company for any reason on or after attaining age sixty-five (65), or prior to that date as a result of the Participant's "permanent and total disability" or the Participants death, such Participant (or, in the event of the Participant's death, his or her beneficiary (as determined pursuant to Section 10)), shall have a nonforfeitable (vested) right to the fair market value of the Participant's account. For this purpose, "permanent and total disability" shall mean suffering from

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a physical or mental condition that, in the opinion of the Company's 401(k)
Advisory Committee and based upon appropriate medical advice and examination, can be expected to result in death or can be expected to last for a continuous period of no less than twelve (12) months. The condition must have existed for a period of at least three (3) months and, in accordance with uniform and consistent rules, must be determined by the Company's 401(k) Advisory Committee to prevent a Participant from engaging in substantial gainful activity. Receipt of a Social Security disability award shall be deemed proof of disability.

If a Participant terminates employment for any other reason, such Participant shall be entitled to receive the vested value of his account. For this purpose, each Participant shall at all times have a nonforfeitable (vested) right to his account derived from any Compensation deferred pursuant to Section 4. However, with respect to any Company matching contributions made on the Participant's behalf pursuant to Section 7, the Participant shall have a nonforfeitable (vested) right to a percentage of the fair market value of such portion of his or her account as follows:


            YEARS OF SERVICE                 VESTED PERCENTAGE
         ---------------------------------------------------------
         Less than 1 year                             0%

         1 year and thereafter                      100%

For this purpose, effective January 1, 1997, an Employee shall be credited with a Year of Service for vesting purposes for each twelve (12)-month period commencing on his employment date (or reemployment date) and the twelve
(12)-month consecutive anniversaries of that date and ending on the date a Break in Service begins. An Employee shall also receive credit for any break in service of less than twelve (12)-consecutive months. Fractional period of a year shall be expressed in terms of days, with three hundred and sixty-five (365) days being equal to one (1) year.

Notwithstanding the foregoing paragraph, with respect to any Employee who was a Participant in the Plan prior to January 1, 1997, the following shall apply in determining such Employee's Year(s) of Service for vesting purposes: (i) such Employee's employment date for purposes of the preceding paragraph shall be deemed to be January 1, 1997, (b) any such Employee shall be credited with a year of service for each Plan Year commencing prior to January 1, 1997 during which he completed at least one-thousand (1,000) Hours of Service with the Employer, and (c) any such Employee who terminates employment with the Employer in the 1997 Plan Year and who has completed at least one-thousand (1,000) hours of service shall be credited with a year of service for vesting purposes.

The fair market value of a Participant's account (or the vested portion thereof, as the case may be) shall be distributed to the Participant (or to the Participant's beneficiary in

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the event of the Participant's death) in a lump sum within thirty (30) days following the earliest of (1) Participant's termination of employment with the Company and any "affiliate" thereof (within the meaning of Sections 414(b), (c) and (m) of the Code), (2) the Participant's death or (3), if applicable, the date specified in the Participant's distribution election form.

The nonvested portion of a Participant's account, as determined above, shall be forfeited as of the Participant's termination of employment. The amount forfeited shall be used to reduce future Company matching contributions under the Plan for the remaining eligible Participants.


SECTION 10.       BENEFICIARY DESIGNATION

A Participant may designate the person or persons to whom the Participant's account under the Plan shall be paid in the event of the Participant's death. In the absence of any such designation, any amounts payable shall be paid to the estate of the Participant.


SECTION 11.       DISTRIBUTION IN THE EVENT OF UNFORESEEABLE EMERGENCY

In the event of an "unforeseeable emergency", a Participant may, by filing a written election with the Company's 401(k) Advisory Committee, elect to receive a distribution from the Plan in an amount not to exceed the lesser of (i) the fair market value of the Participant's vested account determined as of the valuation immediately preceding the filing of such written election or (ii) the amount necessary to satisfy the unforeseeable emergency. For purposes hereof, an "unforeseeable emergency" shall mean a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an unforeseeable emergency shall depend upon the facts of each case, but, in any case, payment may not be made to the extent that such emergency is or may be relieved:

         (i) through reimbursement or compensation by insurance or otherwise;

         (ii) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or

         (iii)    by cessation of deferrals under the Plan.



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SECTION 12.       AMENDMENT

The Company, by resolution of its Board of Directors, shall have the right to amend, suspend or terminate the Plan at any time.


SECTION 13.       NO LIABILITY

No member of the Board of Directors of the Company and no officer or employee of the Company shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director, officer or employee of the Company.


SECTION 14.       NO ASSIGNMENT

A Participant's right to the amount credited to his account under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or the Participant's beneficiary.


SECTION 15.       SUCCESSORS AND ASSIGNS

The provisions of this Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participant his/her beneficiaries, heirs, legal representatives and assigns.


SECTION 16.       NO CONTRACT OF EMPLOYMENT

Nothing contained herein shall be construed as a contract of employment between a Participant and the Company, or as a right of the Participant to continue in employment with the Company, or as a limitation of the right of the Company to discharge the Participant at any time, with or without cause.


SECTION 17.       GOVERNING LAW

This Plan shall be subject to and construed in accordance with the provisions of ERISA, where applicable, and otherwise by the laws of the Commonwealth of Massachusetts.


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IN WITNESS WHEREOF, the Company, by its duly authorized officer, has caused this
Plan to be executed as of the 1st day of April, 1997.


                                             DYNATECH CORPORATION



                                             By
                                                 -------------------------------
                                                 Authorized Officer



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                                AMENDMENT TO THE

                              DYNATECH CORPORATION
                        SUPPLEMENTAL 401(K) SAVINGS PLAN



WHEREAS, Dynatech Corporation (the "Employer") heretofore adopted the Dynatech Corporation Supplemental 401(k) Savings Plan (the "Plan"); and

WHEREAS, the Employer reserved the right to amend the Plan; and

WHEREAS, the Employer desires to amend the Plan;

NOW, THEREFORE, the Plan is hereby amended, effective as of January 1, 1996, as follows:


1. Section 9 of the Plan shall be amended by adding the following paragraph to the conclusion of said Section:

         The nonvested portion of a Participant's account, as determined above, shall be forfeited as of the Participant's termination of employment. The amount forfeited shall be used to reduce future Company matching contributions under the Plan for the remaining eligible Participants.


2. Except as hereinabove amended, the provisions of the Plan shall continue in full force and effect.



IN WITNESS WHEREOF, the Employer, by its duly authorized officer, has caused this Amendment to be executed on the _____ day of _________ 1996.


                                             DYNATECH CORPORATION



                                             By:
                                                 -------------------------------

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